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                                                                   EXHIBIT 10.62

                          ALLIED WASTE INDUSTRIES, INC.
               PERFORMANCE-ACCELERATED RESTRICTED STOCK AGREEMENT
                         (UNDER THE AMENDED AND RESTATED
                           1991 INCENTIVE STOCK PLAN)

      THIS PERFORMANCE-ACCELERATED RESTRICTED STOCK AGREEMENT ("Agreement"), dated _________________________ ("Date of Grant"), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Company"), and
_____________________________ ("Grantee"):

                                R E C I T A L S:

      The Company has adopted the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as most recently amended and restated effective March 29, 2001, and as may be subsequently amended ("Plan"), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

      The Compensation Committee of the Board of Directors ("Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock provided for herein to Grantee pursuant to the Plan and this Agreement (collectively, "Performance-Accelerated Restricted Stock Agreement" or "PARSAP"), as an inducement for Grantee to serve as an employee of the Company and to provide Grantee with a proprietary interest in the future of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to Grantee ____________________ shares of Restricted Stock ("Award Shares"), subject to the following terms and conditions and to the provisions of the Plan.

2. Vesting. Except as otherwise provided herein, Grantee shall not have any vested interest in any of the Award Shares until ten years following the Date of Grant, at which time Grantee's interest shall become fully vested up to a maximum of 100% of the Award Shares. Notwithstanding the foregoing, vesting will be accelerated upon the Grantee's attaining certain performance goals, as specified in Paragraph 3 below, or upon a Change in Control, as specified in Paragraph 13 below. Vesting also may be accelerated upon the occurrence of certain events, as specified in Paragraph 4 below.

3. Performance Goals.

   (a) Vesting of all or a portion of the Award Shares may be accelerated due to the achievement of predetermined performance goals during the third to fifth years under this

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      PARSAP (the calendar years ending December 31, 2002, December 31, 2003, and December 31, 2004) following the Date of Grant. The goal will be a targeted implied equity value per share. It will be determined using an implied market value multiple times EBITDA, minus debt, to arrive at an implied equity value, divided by the number of shares outstanding, to establish the implied equity value per share. Once any portion of the Award Shares is vested as the result of the attainment of the performance goals, such portion shall not be subject to forfeiture. The specific performance criteria are described in Schedule A attached to this Agreement.

      (b) For purposes of this Agreement:

            (i) "EBITDA" is based on the information reported in the Company's financial statements, as approved by the Compensation Committee of the Company's Board of Directors;

            (ii) "fully diluted shares" means the aggregate of all issued and outstanding shares of the Company's Common Sock, shares of Common Stock issuable upon the vesting or payment of awards or exercise of options under any employee benefit plan, including the Plan, shares of Common Stock otherwise available or reserved for issuance under employee benefit plans, including the Plan, and shares of Common Stock issuable upon conversion or exercise of any outstanding convertible securities, warrants or options (for these purposes, shares of the Company's Series A Senior Convertible Preferred Stock are deemed convertible into shares of Common Stock); and

            (iii) "debt" means all interest-bearing debt of the Company as of the end of the relevant fiscal year.

      (c) The target equity value per share, for purposes of this Paragraph 3 shall be adjusted for any stock dividend, stock split, or recapitalization of the Company.

4. Effect of Termination of Employment. Except as may be otherwise specifically provided in this Agreement, if Grantee's employment with the Company is terminated for any reason, all unvested Award Shares at the time of Grantee's termination of employment shall be forfeited upon Grantee's date of termination. If Grantee's employment with the Company is terminated as the result of his Retirement, or by the Company without Cause, at any time after December 31, 2004, any unvested Award Shares at the time of Grantee's termination of employment shall become vested on a pro rata basis, based on the number of full calendar months completed since the Date of Grant, as a fraction of the 10-year period following the Date of Grant. If Grantee's employment with the Company is terminated as the result of his Disability or death, any unvested Award Shares shall become fully and immediately vested. Those Award Shares for which vesting is not accelerated pursuant to the terms of this Section 4 or of Section 13 shall be forfeited upon Grantee's date of termination; provided, however, that the Committee, in its discretion, may decide to accelerate the vesting of any otherwise forfeitable Award Shares. If



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Grantee's termination of employment is due to his death, Grantee's Award Shares will be paid to Grantee's beneficiary.

5. Tender Offer/Merger; Adjustment of Shares. Notwithstanding anything contained herein to the contrary:

      (a) Award Shares (i) may be tendered in response to a tender offer for a request or invitation to tender of greater than 50% of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration received in exchange thereof shall thereafter be subject to the restrictions and conditions set forth herein.

      (b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

6. Rights as Stockholder. Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Grant.

7. Share Certificates. The Company will provide Grantee with a certificate for the Award Shares, issued in the Grantee's name, but containing the stock legend as provided for in Section 7(d) of the Plan. Within a reasonable time following the vesting of a Grantee's Award Shares, the Company will re-issue one or more certificates to the Grantee with respect to which the stock legend has been removed in the case of vested Award Shares.

8. Deferral or Sale of Award Shares.

      (a) Notwithstanding any contrary provisions of this Agreement, at least one year prior to the vesting of Award Shares, Grantee may, in his discretion, elect to defer the receipt of his Award Shares, in which case such Award Shares will be deposited into a rabbi trust established for the benefit of Grantee and other individuals who receive Award Shares.

      (b) At least two years prior to the vesting of Award Shares, Grantee may elect to have his Award Shares sold through a broker when the Award Shares are vested. The Award Shares will be delivered to the designated broker for the purpose of sale, once vested. Proceeds of the sale will first be used to pay any required tax withholdings, and then any excess will be paid to Grantee.

9. Term of Employment. This Agreement does not grant to Grantee any right to continue serving as an employee of the Company.




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10. Notices; Deliveries. Any notice of delivery required to be given under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and any notice or delivery to be given to Grantee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

11. Disputes. As a condition of the granting of the Award Shares, Grantee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, his heirs and personal representatives, and all permitted transferees.

12. Award Shares Subject to Plan. The Award Shares granted pursuant to this Agreement are subject to the terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail under all circumstances.

13. Acceleration of Vesting Upon Change in Control. Upon the occurrence of a Change in Control of the Company, the Award Shares shall become fully and immediately vested. If the Change in Control occurs within three years following the Date of Grant and the Fair Market Value of the Company's Common Stock is greater than $18.00 per share as of the date the Change in Control occurs, or if the Fair Market Value of the Company's Common Stock is greater than $50.00 per share as of the date the Change in Control occurs, Grantee shall receive an additional payment to pay any excise taxes, and any income or excise taxes due on those excise taxes paid by the Company, as a result of any accelerated vesting due to the Change in Control. Notwithstanding anything to the contrary contained in the Plan, for purposes of this Agreement, the term "Change in Control" shall mean the occurrence of either of the following events: (a) an acquisition of 50% or more of the Common Stock of the Company (including convertible stock) by a buyer or buyers acting in concert (but not including Apollo or Blackstone), or (b) a sale by Apollo or Blackstone to a single buyer or buyers acting in concert.

14. Miscellaneous.

      (a) All decisions of the Committee with respect to any questions arising under the Plan or under this Agreement shall be conclusive.

      (b) Nothing herein contained shall affect Grantee's right to participate in and receive benefits from and in accordance with the then current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.

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      (c) Grantee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state or local income tax withholding or similar requirements, including the payment to the Company at the time of vesting of the Award Shares of any and all such taxes and the satisfaction of all such requirements.

      (d) Whenever the term "Grantee" is used herein under circumstances applicable to any other person or persons to whom the Award Shares, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word "Grantee" shall be deemed to include such person or persons.

      (e) If any provision of this Agreement or of the Plan would disqualify the Agreement or the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or would cause the Agreement or the Plan to not otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Company's Board of Directors.

      (f) Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      (g) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

      (h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona.

      IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any Vice President, and Grantee has hereunder set his hand as of the date first above written, which date is the Date of Grant of the Award Shares.

ALLIED WASTE INDUSTRIES, INC.                GRANTEE

By_________________________                  ___________________________________
                                             Signature

                                             ___________________________________
                                             Print Name

                                             ___________________________________

                                             ___________________________________
                                             Address